Exhibit (e)(3)

                  AMENDMENT NO. 1 TO THE DISTRIBUTION AGREEMENT

                  AGREEMENT made by and between Sanford C. Bernstein & Co., LLC (the "Distributor") and Sanford C. Bernstein Fund, Inc. (the "Fund").

                  WHEREAS, the Distributor and the Fund are parties to a Distribution Agreement dated October 2, 2000 (the "Distribution Agreement");

                  WHEREAS, effective on or about February 1, 2002, the names of the Bernstein New York Municipal Portfolio, the Bernstein California Municipal Portfolio and the Bernstein Diversified Municipal Portfolio of the Fund will be changed to the New York Municipal Portfolio, the California Municipal Portfolio and the Diversified Municipal Portfolio (each, a "Portfolio"), respectively, and the current shares of each such Portfolio will be redesignated as the New York Municipal Class, the California Municipal Class, and the Diversified Municipal Class (the "Bernstein Classes"), respectively; and

                  WHEREAS, the Distributor and the Fund desire to amend the Distribution Agreement to clarify that with respect to the Portfolios, the Distribution Agreement applies only to the Bernstein Classes of such Portfolios;

                  NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Distributor and the Fund hereby agree as follows:

                  In accordance with Paragraph 11 of the Distribution Agreement, all references in the Distribution Agreement to the "Bernstein New York Municipal Portfolio," the "Bernstein California Municipal Portfolio" and the "Bernstein Diversified Municipal Portfolio" are hereby changed to the "New York Municipal Portfolio," the "California Municipal Portfolio" and the "Diversified Municipal Portfolio," respectively; and

                  With respect to the Portfolios, the Distribution Agreement applies only to the Bernstein Classes of such Portfolios.

                  IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 1st day of February, 2002.

                                            SANFORD C. BERNSTEIN FUND, INC.


                                            By:  /s/  Edmund P. Bergan, Jr.
                                               ---------------------------------



                                            SANFORD C. BERNSTEIN & CO., LLC


                                            By:  /s/  Gerald H. Lieberman
                                               ---------------------------------



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